Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K for the period ended December 31, 2024 of Fidelity Wise Origin Bitcoin Fund (the “Trust”), as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Heather Bonner, Treasurer of FD Funds Management LLC, the Sponsor of the Trust, hereby certify, to the best of my knowledge, that:

1.
The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 14, 2025	By:	/s/ Heather Bonner
	Name:	Heather Bonner*
	Title:	Treasurer
(Principal Financial and Accounting Officer)

* The registrant is a trust and Ms. Bonner is signing in her capacity as an officer of FD Funds Management LLC, the Sponsor of the registrant.